Exhibit 99.1

   Black Box Corporation Reports First Quarter Fiscal 2005 Results

     PITTSBURGH--(BUSINESS WIRE)--July 27, 2004--Black Box Corporation (Nasdaq:BBOX) today reported for the first quarter ended July 3, 2004 diluted earnings per share of 54 cents compared to 60 cents last year. Net income for the first quarter was $10.0 million or 8.0% of revenues, compared to $11.5 million or 9.0% of revenues last year. On a sequential comparison basis, fourth quarter diluted earnings per share were 61 cents with corresponding net income of $11.5 million or 8.9% of revenues.
    Total revenues for the first quarter were $124.4 million, down 3% from $128.3 million last year. On a sequential comparison basis, fourth quarter revenues were $129.7 million.
    First quarter cash provided by operating activities was $9 million or 92% of net income, compared to $14 million or 123% of net income last year. On a sequential comparison basis, fourth quarter cash provided by operating activities was $27 million. Black Box utilized $1 million of the cash from operations for the quarter to make a dividend payment and utilized the remaining $8 million, together with $17 million from other sources of cash, to repurchase $25 million of its Common Stock.
    The Company's 6-month order backlog was $53 million at July 3, 2004 compared to $56 million at the end of March 2004.
    Commenting on the first quarter results, Fred C. Young, Chief Executive Officer, said, "Revenues of $124 million were down sequentially due primarily to one specific large client delaying for 90 days certain previously scheduled IT projects of approximately $3 million and a negative impact of currency translation of approximately $1 million. Gross profit percentage of 41.7% remained strong and consistent with previous quarters. Although operating expense dollars were down sequentially, the corresponding operating expense percentage of 28.9% was up due to the lower revenues and additional professional services incurred relating to year-end auditing activities. Operating cash flow of $9 million was consistent with net income of $10 million."
    Mr. Young continued, "Relative to our second quarter, we currently expect revenues to be within a range of $127 to $129 million based on typical US government spending cycles and the return to a historical spend level with the previously-mentioned large client. Gross profit is expected to be in the 41% to 42% range. Total operating expenses are expected to be in the 27.5% to 28% range.
    "Operating cash flow should remain strong and increase to $12 to $15 million based on earnings and incremental working capital improvements. We will continue our stock repurchase program subject to continued business stability and at levels consistent with operating cash flow generation.
    "In summary, although we had to deal with a few short-term impacts in our first quarter, the fundamental business model remains strong. And this includes our main focus centered around profitable 'green growth' for Black Box's world-class technical support services."
    Relative to corporate governance, the Company received an updated Corporate Governance Quotient provided by Institutional Shareholder Services (ISS) as of July 20, 2004. In summary, this update highlighted that the Company now outperforms 88.8% of the companies in the Standard & Poor's 600 and 95.6% of the companies in the technology hardware and equipment group. Mr. Young commented, "Black Box is proud to remain in a leadership position in this important area."
    The Company also announced that it plans to host an Investor Day Conference at its World Headquarters in Lawrence, Pennsylvania (25 minutes south of the Pittsburgh International Airport) on Thursday, November 4, 2004. The Conference program will run from 9 a.m. until 4 p.m. Interested investors should email the Company at investors@blackbox.com or call Investor Relations at 724-873-6788. Further Conference details will become available in the coming weeks.
    The Company will conduct a conference call beginning at 5:30 p.m. Eastern Daylight Time today, July 27, 2004. Fred Young, Chief Executive Officer, will host the call. To participate in the call, please dial 612-326-1003 approximately 15 minutes prior to the starting time and ask to be connected to the Black Box Earnings Call. A replay of the conference call will be available for one week after the teleconference by dialing 320-365-3844 and using access code 736863.

    Any forward-looking statements contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. These include levels of business activity, expenses relating to corporate compliance requirements, cash flows and global economic conditions. Additional risk factors are included in the Company's Annual Report on Form 10-K. Any information, which is not historical in nature, constitutes such forward-looking statements and speaks only as of the date of this release.

    Black Box is the world's largest technical services company dedicated to designing, building and maintaining today's complicated network infrastructure systems. Black Box services 150,000 clients in 132 countries with 117 offices throughout the world.



                        BLACK BOX CORPORATION
                  CONSOLIDATED STATEMENTS OF INCOME
               (In thousands, except per share amounts)

                                                      Quarter Ended
                                                   -------------------
                                                    July 3,  June 29,
                                                     2004      2003
                                                    --------  --------
Revenues                                           $124,355  $128,347
   Cost of sales                                     72,475    74,900
                                                    --------  --------
Gross profit                                         51,880    53,447
   Selling, general & administrative expenses        35,897    34,985
   Intangibles amortization                              59        89
                                                    --------  --------
Operating income                                     15,924    18,373
   Interest expense, net                                409       420
   Other expenses, net of income                          7        (9)
                                                    --------  --------
Income before income taxes                           15,508    17,962
   Provision for income taxes                         5,505     6,466
                                                    --------  --------
Net income                                         $ 10,003  $ 11,496
                                                    ========  ========

Basic earnings per common share                    $   0.56  $   0.62
                                                    ========  ========

Diluted earnings per common share                  $   0.54  $   0.60
                                                    ========  ========

Weighted average common shares                       17,771    18,617
                                                    ========  ========

Weighted average common & common equivalent shares   18,476    19,062
                                                    ========  ========




                        BLACK BOX CORPORATION
                     CONSOLIDATED BALANCE SHEETS
                        (Dollars in thousands)

                                                   July 3,   March 31,
ASSETS                                              2004       2004
                                                 ---------- ----------
Current assets:
  Cash and cash equivalents                      $   9,313  $   9,306
  Trade accounts receivable, net                    93,527     97,203
  Inventories, net                                  41,491     40,162
  Costs and estimated earnings in excess of
   billings on uncompleted contracts                19,571     13,763
  Deferred tax asset                                 4,086      4,131
  Other current assets                              11,169      9,610
                                                  ---------  ---------
    Total current assets                           179,157    174,175
                                                  ---------  ---------
Property, plant and equipment, net                  28,102     29,269
Goodwill, net                                      380,922    380,769
Other intangibles, net                              29,501     29,546
Other assets                                         2,484      2,530
                                                  ---------  ---------
    Total assets                                 $ 620,166  $ 616,289
                                                  =========  =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current debt                                   $     307  $   1,061
  Accounts payable                                  30,951     30,709
  Billings in excess of costs and estimated
   earnings on uncompleted contracts                 7,155      5,665
  Accrued compensation and benefits                  6,654      6,836
  Accrued expenses                                  14,602     16,778
  Accrued taxes                                      2,116      3,695
                                                  ---------  ---------
    Total current liabilities                       61,785     64,744
                                                  ---------  ---------
Long-term debt                                      48,089     35,177
Deferred taxes                                      12,469     11,050
Other liabilities                                       77        414
Stockholders' equity:
  Common stock                                          24         23
  Additional paid-in capital                       333,004    324,219
  Retained earnings                                411,806    402,675
  Treasury stock, at cost                         (264,741)  (239,885)
  Accumulated other comprehensive gain              17,653     17,872
                                                  ---------  ---------
    Total stockholders' equity                     497,746    504,904
                                                  ---------  ---------
    Total liabilities and stockholders' equity   $ 620,166  $ 616,289
                                                  =========  =========




                         BLACK BOX CORPORATION
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (Dollars in thousands)

                                                      Quarter Ended
                                                   -------------------
                                                    July 3,   June 29,
                                                     2004       2003
                                                   --------- ---------
Cash flows from operating activities:
  Net income                                       $ 10,003  $ 11,496
  Adjustments to reconcile net income to cash
   provided by operating activities:
     Intangibles amortization                            59        89
     Depreciation                                     1,427     1,675
  Changes in working capital items:
     Account receivable, net                          3,463     3,901
     Inventories, net                                (1,399)     (389)
     Other current assets                            (4,124)    4,780
     Accounts payable and accrued liabilities          (195)   (7,366)
                                                    --------  --------
  Cash provided by operating activities               9,234    14,186
                                                    --------  --------
Cash flows from investing activities:
     Capital expenditures, net of disposals            (297)       25
     Merger transactions and prior merger-related
      payments, net of cash acquired                   (263)     (784)
                                                    --------  --------
  Cash (used in)/provided by investing activities      (560)     (759)
                                                    --------  --------
Cash flows from financing activities:
     Repayments of borrowings                       (28,759)  (91,763)
     Proceeds from borrowings                        40,550    91,850
     Proceeds from exercise of options                5,640       203
     Payment of dividends                              (903)     (904)
     Purchase of treasury stock                     (24,856)  (19,278)
                                                    --------  --------
  Cash used in financing activities                  (8,328)  (19,892)
                                                    --------  --------
Foreign currency exchange impact on cash               (339)    1,649
                                                    --------  --------
Decrease in cash & cash equivalents                       7    (4,816)
Cash & cash equivalents at beginning of period        9,306    14,043
                                                    --------  --------
Cash & cash equivalents at end of period           $  9,313  $  9,227
                                                    ========  ========


    SUPPLEMENTAL INFORMATION:
    In addition to reported results under U.S. GAAP for the fiscal periods, the following financial table also includes, where appropriate, a reconciliation of free cash flow (which is a non-GAAP measure), to the most directly comparable GAAP measure. Management believes that free cash flow, defined by the Company as cash provided by operating activities less net capital expenditures, plus proceeds from option exercises, plus or minus foreign currency exchange impact on cash, is an important measurement of liquidity as it represents the total cash available to the Company. All dollar amounts are in thousands.

    A reconciliation of cash provided by operating activities to free cash flow is presented below:


                                                    1Q05       1Q04
----------------------------------------------------------------------
Cash provided by operating activities             $  9,234   $ 14,186
Plus or (minus):
   Net capital expenditures/disposals                 (297)        25
   Proceeds from stock option exercises              5,640        203
   Foreign currency exchange impact on cash           (339)     1,649
----------------------------------------------------------------------
Free cash flow                                    $ 14,238   $ 16,063
----------------------------------------------------------------------


    Additionally, the following supplemental information is being provided for comparisons of first quarter ended July 3, 2004 reported results to the prior year's fourth quarter and first quarter. All dollar amounts are in thousands unless noted otherwise.

    Information on revenues and operating income by geography is presented below.


                                         1Q05       4Q04       1Q04
----------------------------------------------------------------------
Revenues:
  North America                       $  79,532  $  81,744  $  86,417
  Europe                                 35,560     38,214     33,598
  All Other                               9,263      9,772      8,332
                                     ---------------------------------
  Total                               $ 124,355  $ 129,730  $ 128,347

Operating Income:
  North America                       $   7,910  $   9,686  $  11,889
  % of North America revenues             10.0%      11.8%      13.8%
  Europe                              $   5,652  $   5,534  $   4,602
  % of Europe revenues                    15.9%      14.5%      13.7%
  All Other                           $   2,362  $   2,689  $   1,882
  % of All Other revenues                 25.5%      27.5%      22.6%
                                     ---------------------------------
  Total                               $  15,924  $  17,909  $  18,373
  % of total revenues                     12.8%      13.8%      14.3%

    Information on revenues and gross profit for hotline services, data services and voice services is presented below:


                                         1Q05       4Q04       1Q04
----------------------------------------------------------------------
Revenues:
  Hotline Services                    $  57,852  $  61,364  $  55,976
  Data Services                          48,189     52,851     54,600
  Voice Services                         18,314     15,515     17,771
                                     ---------------------------------
  Total                               $ 124,355  $ 129,730  $ 128,347

Gross Profit:
  Hotline Services                    $  30,978  $  32,711  $  29,109
  % of Hotline Services revenues          53.5%      53.3%      52.0%
  Data Services                       $  14,496  $  15,925  $  18,134
  % of Data Services revenues             30.1%      30.1%      33.2%
  Voice Services                      $   6,406  $   5,652  $   6,204
  % of Voice Services revenues            35.0%      36.4%      34.9%
                                     ---------------------------------
  Total                               $  51,880  $  54,288  $  53,447
  % of total revenues                     41.7%      41.8%      41.6%
----------------------------------------------------------------------

    Information on various balance sheet ratios, backlog and headcount is presented below. Dollar amounts are in millions.


                                     1Q05        4Q04         1Q04
----------------------------------------------------------------------
Accounts Receivable:
 Gross Accounts Receivable $ $ 103.8       $ 107.6       $ 108.0
 Reserve $ / %               $  10.3/9.9%  $  10.4/9.7%  $  11.7/10.8%
                                ----          ----          ----
 Net Accounts Receivable $   $  93.5       $  97.2       $  96.3

 Net Days Sales Outstanding   61 days       63 days       63 days

Inventory:
 Gross Inventory $           $  46.2       $  45.0       $  44.4
 Reserve $ / %               $   4.7/10.2% $   4.8/10.8% $   4.0/10.8%
                                 ---           ---           ---
 Net Inventory $             $  41.5       $  40.2       $  40.4

 Net Inventory Turns             8.0x          7.6x          7.2x

Six-Month Order Backlog      $    53       $    56       $    58

Team Members                   2,695         2,779         3,009
----------------------------------------------------------------------



    CONTACT: Black Box Corporation
             Anna M. Baird, 724-873-6750
             724-873-6799 (fax)
             investors@blackbox.com